Exhibit 99.1

PUREDEPTH™ ANNOUNCES PLAN TO DEREGISTER ITS COMMON STOCK

(REDWOOD SHORES, CA, March  3, 2010) --- PureDepth™, Inc. (OTC:PDEP), the creator of Multi-Layer Display™ (MLD) technology and a leader in new visualization experiences, announced today that it filed post-effective amendments to each of its outstanding registration statements to deregister remaining but unsold shares of common stock thereunder. It also announced that it intends to voluntarily deregister its common stock on or about March 15, 2010 by filing a Form 15 with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Upon the filing of the Form 15, PureDepth’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q, and 8K, will immediately be suspended. As a result of the filing, PureDepth anticipates that its shares will no longer be quoted on the OTC Bulletin Board. However, PureDepth anticipates, but cannot guarantee , that its common stock may be quoted on the Pink Sheets after it delists. The Pink Sheets is a provider of pricing and financial information for the over-the-counter securities markets. It is a centralized quotation service that collects and publishes market maker quotes in real time primarily through its website, www.pinksheets.com, which provides stock and bond price quotes, financial news, and information about securities. PureDepth does not have plans to seeking the listing of its common stock on the OTCQX.

PureDepth also announced that CEO Andy Wood will reduce his hours with the company and begin working half-time, effective immediately.

Wood stated: "After much consideration, our management team and board of directors determined that the benefits of continued registration no longer outweighed the financial and administrative burdens imposed by the reporting requirements. PureDepth was spending more than $750,000 per year and significant management time on compliance issues, money and time that would be better spent investing in our markets and technology.   This need to conserve the company’s cash resources is also the reason that I have agreed with the Board to work half-time, at half salary.

We believe that the actions we are announcing today will allow us to run our business most efficiently as we continue to promote and develop new applications and markets  for MLD technology.”

Any stockholder who wishes to understand more about PureDepth’s operating plans following the deregistration should contact CEO Andy Wood or Interim CFO, Joe Moran by emailing: Investor-Relations@puredepth.com.

Additional details about the deregistration can also be found at www.puredepth.com in the Investor Relations area of the site.

About PureDepth
PureDepth (www.puredepth.com) is an innovative technology company transforming the visual display experience by delivering award-winning MLD technology. Backed by 82 approved patents and 64 pending patents, this breakthrough in visualization is the first display technology that provides Actual DepthTM. The Company has a sales, marketing and distribution license agreement with Sanyo Corporation (NASDAQ: SANYY) in Japan, a worldwide licensing agreement with International Game Technology (NYSE: IGT) and business opportunities in broad consumer markets. Founded in 1999, the Company has a U.S. office in Redwood Shores, California, with a research and development center located in New Zealand and offices in Japan.

Forward-Looking Statements
This press release contains certain statements that are "forward-looking statements" and includes, among other things, discussions and disclosures of the Company's expectations for the use of its technology and market for its products, and the likelihood of any resulting products to become widely accepted by the marketplace. Words such as, but not limited to, "may," "likely," "anticipate," "expect" and "believes" indicate forward-looking statements. Although PureDepth believes that the expectations reflected in these forward-looking statements are generally reasonable, it can give no assurance that such expectations will ultimately prove to be correct or materialize. All phases of PureDepth's business and operations are subject to a number of uncertainties, risks and other influences, most of which are outside its control, and any one or combination of which could materially and adversely affect the results of the Company's operations, and whether any forward-looking statements contained herein ultimately prove to be accurate. Information regarding such risks and uncertainties can be found in the Company's most recently filed annual report on form 10-K, interim report on form 10-Q and other filings that have been made with the SEC.

PureDepth(TM), MLD(TM) and Actual Depth(TM) are trademarks of PureDepth, Inc. All other trademarks and registered trademarks are the property of their respective owners, without intent to infringe.

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